FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Municipal Trust

Fund	Fidelity Conservative Income Municipal Bond Fund
Trade Date	12/7/2016
Settle Date	12/21/2016
Security Name	CT ST 5% 11/1/19
CUSIP	20772J5C2
Price	108.386
Transaction Value	$ 2,167,720.00
Class Size	$ 327,440,000.00
% of Offering	0.611%
Underwriter Purchased From	William Blair
Underwriting Members: (1)	William Blair
Underwriting Members: (2)	Barclays
Underwriting Members: (3)	Janney Montgomery Scott
Underwriting Members: (4)	Jefferies
Underwriting Members: (5)	Ramirez & Co., Inc.
Underwriting Members: (6)	BofA Merrill Lynch
Underwriting Members: (7)	Cabrera Capital Markets, LLC
Underwriting Members: (8)	Citigroup
Underwriting Members: (9)	Estrada Hinojosa & Company Inc.
Underwriting Members: (10)	Fidelity Capital Markets
Underwriting Members: (11)	Goldman Sachs & Co.
Underwriting Members: (12)	Loop Capital Markets
Underwriting Members: (13)	Morgan Stanley
Underwriting Members: (14)	Raymond James
Underwriting Members: (15)	Roosevelt & Cross Incorporated
Underwriting Members: (16)	Siebert Brandford Shank & Co., L.L.C.
Underwriting Members: (17)	The Williams Capital Group, L.P.
Underwriting Members: (18)	Wells Fargo Securities